March 27, 2026

Burford Capital Statement Re YPF Appeal Decision

Burford Capital Limited (“Burford”), the leading global finance and asset management firm focused on law, announces that the United States Court of Appeals for the Second Circuit (the “Second Circuit” or the “Court”) released its opinion in the YPF matter today, with a majority of the three-judge panel reversing the District Court’s entry of judgment in favor of Petersen and Eton Park. Judge Cabranes dissented and would have affirmed the judgment.

Second Circuit decision

The Court’s opinion discussed “the Republic’s knowing and flagrant violation of the promises it made to foreign investors” and noted:

•None of the parties, including Argentina, dispute that Argentina violated YPF’s Bylaws
•Argentina touted its commitment to tender for minority shareholders’ shares and provide a compensated exit in the event of Argentina retaking control of YPF
•Argentina’s “reason for doing so was plainly to assure private investors – many of whom were based in the United States – that they would be protected”
•“It may well be that the Republic would not have been able to raise $1.1 billion from YPF’s NYSE-listed ADRs without these investor protections”
•Argentina’s “refusal to honor those protections two decades after making them cast doubt on the security of foreign investment in the country more broadly”

The Court also did not accept Argentina’s arguments as to forum non conveniens, a topic that was the focus of many investors following last year’s oral argument.

However, the majority proceeded to hold that Argentina’s commitment to make a tender offer was not enforceable by the shareholders who relied on it, in a remarkable abdication of the Second Circuit’s role as a guardian of the rights of NYSE investors. In essence, the majority held that promises like these – central to the operation of the US capital markets – cannot necessarily be enforced.

The majority also held that even though Petersen and Eton Park’s claims did not challenge the expropriation itself, they were somehow sufficiently related to Argentina’s expropriation of a majority of YPF’s shares that they should have been brought in the Argentine expropriation compensation process, a process uniquely poorly designed to give US investors the benefit of the bargain promised in the Bylaws.

The majority’s opinion concluded by noting that “to the extent that the Republic committed a wrong against the shareholders it promised to protect, Argentine law did not leave YPF’s minority shareholders without any remedy – Plaintiffs could have sought … to enforce the Bylaws’ protections in Argentine court”. Doubtless investors who rely on the security of the US capital markets will find little comfort in the idea that they need to seek redress in the courts of the very sovereign that breached its solemn promises.

The dissent took the opposite view – that investors were meant to be protected, that the majority’s “narrow” opinion “minimize[s] if not forgets” the “factual realities” and that the District Court was correct and should be affirmed.

Next steps in the US courts

The panel decision is sufficiently extraordinary that we expect that the plaintiffs will seek rehearing en banc by the entire Second Circuit, although statistically the Court rarely grants such requests. (Our release of October 22, 2025 details the various procedural options following a decision by the Second Circuit panel.) The plaintiffs will make a final decision about their next step in the days to come; such a filing is due in 14 days.

Following the Second Circuit’s decision on the en banc petition, assuming plaintiffs seek such relief, plaintiffs will consider further steps including whether to seek further review from the Supreme Court of the United States.

Arbitration

In light of the position in the US courts, plaintiffs are likely to consider seriously the commencement of investment treaty arbitration against Argentina. This is the alternative avenue that has always been available should the US courts not entertain the case. It is premature to discuss publicly the scope and contours of the arbitration path, but it is important to recall that US litigation was never the only path for potential relief here, and that Argentina has lost many such investment arbitrations in the past, including a substantial claim funded by Burford that yielded a highly successful result.

Impact on Burford

Burford’s management and board of directors, along with Burford’s valuation committee and its external auditors, will consider the financial impact of the decision in connection with Burford’s first quarter reporting. Burford’s valuation policy calls for a partial write-down of assets following an intermediate appellate loss, and we would expect such a non-cash write-down to occur here, although we have not yet determined its magnitude and will include those details as part of our first quarter reporting which we would normally release in early May.

Given the substantial carrying value of the YPF matter on Burford’s balance sheet, a material write-down could reduce Burford’s balance sheet equity value below the level required under the indentures governing our senior notes to incur additional debt under the provisions permitting debt incurrences based on our debt to equity ratio, which would limit Burford’s ability to issue new debt. Our ability to make restricted payments or permitted investments based on our debt to equity ratio also could be limited. Burford no longer has any outstanding debt with maintenance financial covenants that would be implicated by a decline in balance sheet equity.

Christopher Bogart, Burford’s Chief Executive Officer, commented:

“The Second Circuit decision is obviously very disappointing and a remarkable abandonment of the rights of minority NYSE shareholders. However, we have always said that there was risk associated with litigating this case in the US courts, and unless plaintiffs can overturn this regrettable panel decision, investment treaty arbitration remains an entirely viable prospect. We have long had King & Spalding, consistently ranked the leading arbitration firm in the world, at work on this path forward.”

“Burford’s business today is driven by a large portfolio of matters apart from YPF. That core business continues to perform strongly. We recently raised additional capital to support future investment activity, and we remain focused on the long-term strength of our capital structure. As we evaluate next steps, we remain confident in the strength of the business and the opportunities ahead.”

For further information, please contact:

Burford Capital Limited
For investor and analyst inquiries:
Americas: Josh Wood, Head of Investor Relations - email	+1 212 516 5824
EMEA & Asia: Rob Bailhache, Head of EMEA & Asia Investor Relations - email	+44 (0)20 3530 2023
For press inquiries:
David Helfenbein, Senior Vice President, Communications - email	+1 646 504 7074

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About Burford Capital

Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices.

For more information, please visit www.burfordcapital.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares or other securities of Burford.

This press release does not constitute an offer of any Burford private fund. Burford Capital Investment Management LLC, which acts as the fund manager of all Burford private funds, is registered as an investment adviser with the US Securities and Exchange Commission. The information provided in this press release is for informational purposes only. Past performance is not indicative of future results. The information contained in this press release is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in any of Burford private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents.

Forward-looking statements

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